                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                         FoxMeyer Health Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                          FOXMEYER HEALTH CORPORATION
                               1220 SENLAC DRIVE
                            CARROLLTON, TEXAS 75006

                                 June 30, 1995

To our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of FoxMeyer Health Corporation, formerly known as National Intergroup, Inc. (the "Company"), to be held on Tuesday, August 8, 1995, at the Four Seasons Hotel, 4150 North MacArthur Blvd., Irving, Texas 75038, at 9:00 a.m., local time (the "Annual Meeting").

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be transacted at the Annual Meeting. Directors and officers of the Company will be present at the Annual Meeting to respond to any questions that our stockholders may have.

     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed proxy card at your earliest convenience. Your prompt cooperation will be greatly appreciated.

Very truly yours,





/s/ ABBEY J. BUTLER                  /s/ MELVYN J. ESTRIN
ABBEY J. BUTLER                      MELVYN J. ESTRIN
Co-Chairman of the Board             Co-Chairman of the Board
and Co-Chief Executive Officer       and Co-Chief Executive Officer

                          FOXMEYER HEALTH CORPORATION

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

     The Annual Meeting of Stockholders of FoxMeyer Health Corporation, a Delaware corporation formerly known as National Intergroup, Inc. (the "Company"), will be held on Tuesday, August 8, 1995, at the Four Seasons Hotel, 4150 North MacArthur Blvd., Irving, Texas 75038, at 9:00 a.m., local time (the "Annual Meeting"), for the purpose of considering and acting upon the following matters, which are described more fully in the accompanying Proxy Statement:

          (a) To elect two directors to the Company's Board of Directors, each to hold office for a three year term; and

          (b) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on June 30, 1995 as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A list of the stockholders entitled to vote at the Annual Meeting will be made available for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, at the offices of the Company at 1220 Senlac Drive, Carrollton, Texas 75006, commencing on July 28, 1995, and at the Annual Meeting.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF PROXY CARDS WILL ENSURE A QUORUM. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING AND, IN THAT EVENT, HIS OR HER PROXY WILL NOT BE USED.



                                            /s/ KEVIN J. ROGAN
                                            KEVIN J. ROGAN
                                            Secretary

Carrollton, Texas
June 30, 1995

                          FOXMEYER HEALTH CORPORATION
                               1220 SENLAC DRIVE
                            CARROLLTON, TEXAS 75006

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished to holders of shares of common stock of FoxMeyer Health Corporation, a Delaware corporation formerly known as National Intergroup, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, August 8, 1995, at the Four Seasons Hotel, 4150 North MacArthur Blvd., Irving, Texas 75038, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Annual Meeting"). It is expected that the Notice of Annual Meeting, this Proxy Statement and the enclosed proxy card will be mailed to each stockholder who is entitled to vote at the Annual Meeting commencing on or about June 30, 1995.

     Stockholders can ensure that their shares are voted at the Annual Meeting by signing and returning the enclosed proxy card in the envelope provided. The submission of a signed proxy card will not affect a stockholder's right to attend the Annual Meeting and vote in person. Stockholders who execute proxies retain the right to revoke them at any time before they are voted by filing with the Secretary of the Company a written revocation or a proxy bearing a later date, or by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of a stockholder who has signed a proxy card does not itself revoke that proxy.

                               VOTING OF PROXIES

     Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted FOR the proposals submitted to the stockholders for approval. The proxy card provides space for a stockholder to withhold voting for any or all nominees to the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so. For purposes of determining the number of votes cast with respect to any voting matter, only those votes cast "for" or "against" are included. Abstentions or broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

     If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have theretofore been effectively revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     If any other matters are properly presented at the meetings for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

                              GENERAL INFORMATION

     The Company is a holding company principally involved in health care services, including the distribution of a full line of pharmaceutical products and health and beauty aids, as well as providing managed care services, through FoxMeyer Corporation ("FoxMeyer"), its wholly-owned subsidiary. FoxMeyer's geographic coverage extends to the entire continental United States, and is the fourth largest wholesale drug distributor in the United States. In addition, the Company is involved in the franchising and operation of crafts stores, and the wholesale distribution of products to those stores, through Ben Franklin Retail Stores, Inc. ("Ben Franklin"), its 67.7%-owned subsidiary. FoxMeyer also owns approximately 47% of the outstanding shares of FoxMeyer Canada Inc., a Canadian corporation ("FoxMeyer Canada").

     Prior to October 12, 1994, FoxMeyer was an 80.5%-owned subsidiary of the Company. On October 12, 1994, FoxMeyer merged with and into FoxMeyer Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company. Each outstanding share of common stock of FoxMeyer (other than shares held by FoxMeyer or the Company) was converted into the right to receive 0.904 shares of common stock of the Company. In connection with this merger, the Company changed its name from National Intergroup, Inc. to FoxMeyer Health Corporation, and FoxMeyer Acquisition Corp. changed its name to FoxMeyer Corporation.

                                  RECORD DATE

     The Board of Directors has fixed the close of business on June 30, 1995 as the record date (the "Record Date") for the determination of the stockholders of the Company who are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had issued and outstanding approximately 16,448,761 shares of common stock, par value $5 per share (the "Common Stock"), which number does not include any shares of Common Stock held in the Company's treasury. The presence at the Annual Meeting, in person or by proxy, of the holders of forty percent (40%) of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company, which presently consists of seven members, is divided into three classes of directors, each having a three year term. The two members whose terms of office expire at the Annual Meeting, Paul
M. Finfer and Alfred H. Kingon, have been nominated by the Board of Directors to serve until the annual meeting of stockholders to be held in 1998. All properly executed proxies received in response to this solicitation will be voted. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxies solicited by the Board of Directors to vote FOR the re-election of Messrs. Finfer and Kingon to the Board. If events not now known or anticipated makes either of them unable to serve, the proxies will be voted, at the discretion of the holders thereof, for other nominees supported by the management of the Company in lieu of those unable to serve.

     Abbey J. Butler, Melvyn J. Estrin and William G. Tull were previously elected to serve until the Company's annual meeting to be held in 1996, and Thomas L. Anderson and Sheldon W. Fantle were previously elected to serve until the Company's annual meeting to be held in 1997. The following sets forth information concerning the members of the Board of Directors:

TERMS EXPIRING IN 1995

PAUL M. FINFER                            Paul M. Finfer has served as a director of the
(56)                                      Company since 1991. Mr. Finfer has also served as
                                          the President and Chief Executive Officer of
                                          Franklin Acceptance Corporation, a consumer finance
                                          company since October 1989. From May 1986 through
                                          February 1988, he served as the Chairman of the
                                          Board and Chief Executive Officer of FBX Corpora-
                                          tion, a manufacturer and distributor of electronic
                                          fire and burglar alarm signal processing products.
                                          Mr. Finfer also serves as a director of Kitchen
                                          Bazaar, Inc., a specialty retailer.

ALFRED H. KINGON                          Alfred H. Kingon has served as a director of the
(64)                                      Company since 1991. Mr. Kingon is a principal of
                                          Kingon International, Inc., an international
                                          investment and consulting firm since September
                                          1989. From April 1987 through June 1988, he served
                                          as the United States Ambassador to the European
                                          Union. Mr. Kingon served as the Assistant to the
                                          President of the United States and Secretary of the
                                          Cabinet from February 1985 through April 1987. Mr.
                                          Kingon also serves as a director of Ben Franklin.

TERMS EXPIRING IN 1996:

ABBEY J. BUTLER                           Abbey J. Butler has served as a director of the
(58)                                      Company since 1990. Mr. Butler has also served as
                                          Co-Chairman of the Board of the Company since March
                                          1991, and was appointed Co-Chief Executive Officer
                                          of the Company in October 1991. Mr. Butler has
                                          served as Co-Chairman of the Board of FoxMeyer
                                          since March 1991 and became Co-Chief Executive
                                          Officer of FoxMeyer in May 1993, and has also
                                          served as Co-Chairman of the Board of Ben Franklin
                                          since November 1991 and as a director of FoxMeyer
                                          Canada. Mr. Butler serves as managing partner of
                                          Centaur Partners, L.P., an investment partnership.
                                          Mr. Butler has also been the President and a
                                          director of C.B. Equities Corp., a private
                                          investment company, since 1982. Mr. Butler is a
                                          trustee of The American University, a director of
                                          the Starlight Foundation, a charitable
                                          organization, and is a member of the advisory
                                          boards of the Pediatric AIDS Foundation and the
                                          National Center for Survivors of Child Abuse. Mr.
                                          Butler presently serves as a director and a member
                                          of the Executive Committee of FWB Bancorporation,
                                          the holding company of FWB Bank of Maryland, and as
                                          a director of CST Entertainment Imaging, Inc., a
                                          company engaged in digital color enhancement of
                                          black and white films. Mr. Butler's past experience
                                          includes director of corporate development,
                                          American Bakeries Corp.; director of corporate
                                          finance, Federated Management Corp.; Chairman,
                                          Independent Funding Corp., Northeastern Title
                                          Guaranty Corporation and Macro Publishing
                                          Corporation, the owner-publisher of Financial World
                                          Magazine; and Chairman, Butler Capital Corporation,
                                          a member of the NYSE. Mr. Butler was appointed by
                                          President Bush to serve on the President's Advisory
                                          Committee on the Arts, and he now serves as a
                                          member of the Executive Committee of the National
                                          Committee for the Performing Arts, John F. Kennedy
                                          Center, Washington, D.C.

MELVYN J. ESTRIN                          Melvyn J. Estrin has served as a director of the
(52)                                      Company since 1990. Mr. Estrin has also served as
                                          Co-Chairman of the Board of the Company since March
                                          1991 and was appointed Co-Chief Executive Officer
                                          of the Company in October 1991. Mr. Estrin has
                                          served as Co-Chairman of the Board of FoxMeyer
                                          since March 1991 and became Co-Chief Executive
                                          Officer of FoxMeyer in May 1993. Mr. Estrin has
                                          also served as the Co-Chairman of the Board of Ben
                                          Franklin since November 1991, and as a director of
                                          FoxMeyer Canada. From December 1983 to the present,
                                          Mr. Estrin has served as the Chairman of the Board
                                          and Chief Executive Officer of Human Service Group,
                                          Inc., a private management and investment firm, and
                                          has also served as Chairman of the Board of
                                          Financial Investors Corp., a private investment and
                                          real estate development company, since 1979. Mr.
                                          Estrin presently serves as a director of Washington
                                          Gas Light Company, a public utility company, as a
                                          trustee of the University of Pennsylvania, and as a
                                          Commissioner on the President's National Capital
                                          Planning Commission. Mr. Estrin's past experience
                                          includes Chairman, President and CEO of American
                                          Health Services and Vice President and director of
                                          Spectro Industries. He founded First Women's Bank
                                          of Maryland and was President of FWB Bancor-
                                          poration, and presently serves as a director and a
                                          member of the Executive Committee of FWB
                                          Bancorporation, the holding company of FWB Bank of
                                          Maryland. He later served on the Board and the
                                          Executive Committee of MNC Financial.
WILLIAM G. TULL                           William G. Tull has served as a director of the
(66)                                      Company since 1990. Mr. Tull served as the
                                          President and Chief Operating Officer of American
                                          Security Bank, N.A., a commercial bank, from April
                                          1985 until January 1990. Upon his retirement in
                                          January 1990, Mr. Tull became a self-employed
                                          financial consultant. Mr. Tull serves as a director
                                          of Ramtron International Corporation, a company
                                          that develops, manufactures and sells non-volatile
                                          semiconductor memory products, and as Chairman of
                                          ASB Capital Management Corporation, a real estate
                                          investment fund.

TERMS EXPIRING IN 1997:

THOMAS L. ANDERSON                        Thomas L. Anderson has served as a director and as
(46)                                      President and Chief Operating Officer of the
                                          Company since October 1994. Mr. Anderson has also
                                          served as President of FoxMeyer since May 1993, as
                                          a director of FoxMeyer since July 1992, and as
                                          Chief Operating Officer of FoxMeyer since 1991. Mr.
                                          Anderson served as Executive Vice President of
                                          FoxMeyer from September 1990 to May 1993, and as
                                          Senior Vice President and Chief Financial Officer
                                          from January 1989 to September 1990. Mr. Anderson
                                          also serves as a director of FoxMeyer Canada. He
                                          served as Vice President of Fresh Meats and
                                          Refinery Operations of Wilson Foods Corporation, a
                                          meat processor and distributor, from August 1987 to
                                          December 1988 after serving as Vice President of
                                          Planning and Distribution at Wilson Foods
                                          Corporation from November 1985 to August 1987. Mr.
                                          Anderson serves on the Board of Directors and the
                                          Executive Committee of the National Wholesale
                                          Druggists' Association.
SHELDON W. FANTLE                         Sheldon W. Fantle has served as a director of the
(72)                                      Company since 1991. Mr. Fantle has also served as
                                          the Chairman and Chief Executive Officer of Fantle
                                          Enterprises, Inc., a venture capital, consulting
                                          and public relations firm since 1990. From 1987 to
                                          1990, he served as the Chairman of the Board,
                                          President and Chief Executive Officer of Dart Drug
                                          Stores, Inc. From 1975 through 1987, he served as
                                          Chairman of the Board, President and Chief
                                          Executive Officer of Peoples Drug Stores, Inc. Mr.
                                          Fantle currently serves as a director of Ben
                                          Franklin, Washington Gas Light Company, a public
                                          utility company, Medlantic Healthcare Corporation,
                                          a hospital management company, and the National
                                          Association of Chain Drug Stores. Mr. Fantle is a
                                          trustee and a member of the Executive Committee of
                                          The American University and a trustee of the
                                          National Symphony. He serves on the Board of
                                          Governors of United Way of America.

                             THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has four committees. The principal responsibilities and membership of each committee are described in the following paragraphs.

     Audit Committee. The Audit Committee reviews the work of the Company's independent auditors, management and internal audit staff to ensure that each is properly discharging its responsibilities in the area of financial controls and reporting. This committee is presently comprised of Mr. Kingon, who is the Chairman, and Messrs. Fantle and Tull. This committee held seven meetings during the fiscal year ended March 31, 1995 ("Fiscal 1995").

     Executive and Nominating Committee. The Executive and Nominating Committee has the authority to exercise substantially all of the powers of the Board of Directors in the management and business affairs of the Company, except it does not have the authority to declare dividends, authorize the issuance of Common Stock, modify the Company's Restated Certificate of Incorporation or By-laws, adopt any agreement of merger or consolidation or recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's assets or the dissolution of the Company. In addition, this committee recommends prospective nominees for election to the Board of Directors. Regularly scheduled meetings of the Board of Directors are held periodically each year and special meetings are held from time to time. As a consequence, the occasions on which this committee is required to take action are limited. The members of this committee are Messrs. Butler, Estrin and Anderson. The committee did not meet in Fiscal 1995.

     Finance and Pension Committee. The Finance and Pension Committee reviews and monitors the financial planning and structure of the Company and the performance of investments in the Company's pension plans. This committee is presently comprised of Mr. Tull, who is the Chairman, and Messrs. Butler, Estrin and Finfer. This committee held one meeting in Fiscal 1995.

     Personnel and Compensation Committee. The Personnel and Compensation Committee reviews the performance of the management of the Company, determines the compensation of management and makes recommendations with respect to the establishment of management compensation plans. This committee is presently comprised of Mr. Fantle, who is the Chairman, and Messrs. Finfer and Kingon. This committee held eight meetings in Fiscal 1995.

MEETINGS OF THE BOARD OF DIRECTORS

     During Fiscal 1995, there were eleven meetings of the Board of Directors. Each director attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors of which he was a member in Fiscal 1995.

COMPENSATION OF DIRECTORS

     Directors who are not officers or employees of the Company or one of its subsidiaries or members of the Executive and Nominating Committee receive an annual fee of $22,500. They also receive $1,000 for each meeting of the Board of Directors or of a committee of the Board of Directors (other than the Executive and Nominating Committee) they attend. Chairmen of each of the committees receive an additional $1,000 for each meeting of the committee they attend. Directors are reimbursed for travel and lodging expenses in connection with Board and committee meetings.

     Under the terms of the Company's 1993 Stock Option and Performance Award Plan, as amended (the "Plan"), directors who are not officers or employees of the Company or one of its subsidiaries ("outside directors") are automatically granted options to purchase 15,000 shares of Common Stock when first elected to serve on the Board of Directors and, in each year they continue to serve as members of the Board of Directors, options to purchase 1,000 shares of Common Stock on the third trading date following the later of (i) the date on which the annual meeting of the Company's stockholders, or any adjournment thereof, is held each year or (ii) the date on which the Company's earnings for the fiscal quarter immediately preceding the date of such annual meeting are released to the public.

     The Company has a Director's Retirement Plan which provides for the payment of retirement benefits to directors (other than directors who are, or at any time subsequent to December 31, 1975 have been, officers of the Company or an affiliated corporation). Each qualifying director is entitled, at the later of retirement or age 60, to receive a monthly benefit for a period equal to his years of service or 15 years, whichever is less. Such monthly benefit is equal to one-twelfth ( 1/12) of the highest annual fee in effect for directors during such director's years of service on the Board of Directors.

                               EXECUTIVE OFFICERS

     A brief biography of each executive officer of the Company (other than the Co-Chairmen of the Board and Co-Chief Executive Officers, and the President and Chief Operating Officer, whose biographies are set forth above) who served during Fiscal 1995 is provided below. Executive officers are elected by the Board of Directors at its annual meeting and hold office until the next annual meeting of the Board of Directors or until their successors have been duly elected and qualified.

     Peter B. McKee, 57, has served as Senior Vice President and Chief Financial Officer of the Company since October 1994 and, prior thereto, as Vice President and Chief Financial Officer of the Company since February 1994. He has also served as Senior Vice President and Chief Financial Officer of FoxMeyer since January 1994. From October 1991 to December 1993, he was Executive Vice President and Chief Financial Officer of InterSolve Group, a managerial consulting firm. From March 1988 to September 1991, he was Senior Vice President and Chief Financial Officer of Metro Airlines, a regional airline that operated in the Southwest and Eastern United States and in the Caribbean and which filed a petition under Chapter 11 of the United States Bankruptcy Code in April 1991 and was subsequently reorganized thereunder.

     Kevin J. Rogan, 43, has served as Senior Vice President, General Counsel and Secretary of the Company since September 1994. He has also served as Senior Vice President, General Counsel and Secretary of FoxMeyer since September 1994. From March 1992 to August 1994, he was Senior Vice President, General Counsel and Secretary of Pearle Vision, Inc., and from 1988 to 1992 he was Vice President and General Counsel of The Haagen-Dazs Company, Inc. Both Pearle Vision and Haagen-Dazs are subsidiaries of Grand Metropolitan, PLC. Prior to Grand Metropolitan, Mr. Rogan worked as an attorney for PepsiCo, Inc.

     Edward L. Massman, 36, has served as Vice President and Controller of the Company since July 1994 and as Controller of the Company since July 1993. He has also served as Vice President and Controller of FoxMeyer since September 1994 and, prior thereto, served as Director of Accounting of FoxMeyer since September 1990. Mr. Massman was employed by Deloitte & Touche from January 1983 to September 1990, serving most recently as Senior Audit Manager.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation for the three fiscal years ended March 31, 1995 received by the Company's Co-Chief Executive Officers and the three remaining most highly compensated executive officers of the Company in Fiscal 1995.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION              LONG-TERM COMPENSATION(A)
                                         ------------------------------------     -------------------------
                                                                                    AWARDS        PAYOUTS
                                                                                  ----------     ----------
                                                                      OTHER       SECURITIES
                                                                     ANNUAL       UNDERLYING                    ALL OTHER
     NAME AND PRINCIPAL       FISCAL                                COMPENSA-      OPTIONS/         LTIP        COMPENSA-
          POSITION             YEAR      SALARY($)     BONUS($)     TION($)(B)     SARS(#)       PAYOUTS($)     TION($)(C)
- ----------------------------  ------     ---------     --------     ---------     ----------     ----------     ---------
Abbey J. Butler (D)            1995       804,761      700,000       108,058        800,000         0            4,995
Co-Chairman of the             1994       709,000      318,330        53,974         28,000         0            5,372
Board and Co-Chief             1993       702,000      175,000        (H)           535,200         0            1,750
Executive Officer

Melvyn J. Estrin (D)           1995       804,761      700,000       109,234        800,000         0            4,995
Co-Chairman of the             1994       709,000      318,330        50,997         28,000         0            5,958
Board and Co-Chief             1993       702,000      175,000        (H)           535,200         0            1,167
Executive Officer

Thomas L. Anderson (E)         1995       331,080       40,000        70,301        300,000         0            5,370
President and Chief            1994       305,664      155,088        (H)             0             0            4,947
Operating Officer              1993       250,250      275,000        (H)            21,696        75,000        4,477

Peter B. McKee (F)             1995       203,753       13,000        (H)             0             0            1,537
Senior Vice President and      1994        44,302       35,750        (H)            54,240         0              0
Chief Financial Officer        1993         0             0            0              0             0              0

Edward L. Massman (G)          1995       118,369       32,500        (H)            22,000         0            4,229
Vice President and             1994        94,338       24,379        (H)             0             0            3,115
Controller                     1993        82,362        9,500         0              0             0            2,471

- ---------------

(A) The Company made no awards of restricted stock during the three fiscal years ended March 31, 1995 to any of the five executive officers of the Company named in the Summary Compensation Table.

(B) For Fiscal Year 1995, the amount set forth under "Other Annual Compensation" includes amounts paid by the Company or FoxMeyer to each executive officer under FoxMeyer's Supplemental Savings Plan, which is a nonqualified plan for employees whose contributions to the FoxMeyer 401(k) Plan are limited by the Internal Revenue Code's limitations on elective contributions thereto, any personal use of corporate property by the executive officer, and other personal benefits.

(C) Represents amounts contributed by the Company or FoxMeyer to each executive officer's account under FoxMeyer's 401(k) Plan.

(D) In Fiscal 1995, Mr. Butler and Mr. Estrin each received $387,507 (which amount includes a prorated increase during Fiscal 1995 in their annual salary to $400,000) from the Company for serving as Co-Chief Executive Officer of the Company, $331,254 from FoxMeyer for serving as Co-Chairman of the Board and Co-Chief Executive Officer of FoxMeyer and $86,000 from Ben Franklin for serving as Co-Chairman of the Board of Ben Franklin. For Fiscal 1995, Mr. Butler and Mr. Estrin each received a $650,000 bonus from the Company and a $50,000 bonus from Ben Franklin.

     In Fiscal 1994, Mr. Butler and Mr. Estrin each received $350,000 from the Company for serving as Co-Chief Executive Officer of the Company, $275,000 from FoxMeyer for serving as Co-Chairman of the Board and Co-Chief Executive Officer of FoxMeyer and $84,000 from Ben Franklin for serving as Co-Chairman of the Board of Ben Franklin. For Fiscal 1994, Mr. Butler and Mr. Estrin each received a $175,000 bonus from the Company and a $137,500 bonus from FoxMeyer, and a $5,830 bonus under FoxMeyer's performance plan (which paid bonuses to all FoxMeyer employees upon the attainment by FoxMeyer of an earnings target).

     In Fiscal 1993, Mr. Butler and Mr. Estrin each received $350,000 from the Company for serving as Co-Chief Executive Officer of the Company, $275,000 from FoxMeyer for serving as Co-Chairman of the Board of FoxMeyer and $77,000 from Ben Franklin for serving as Co-Chairman of the Board of Ben Franklin. For Fiscal 1993, Mr. Butler and Mr. Estrin each received a $65,000 bonus from the Company, an $85,000 bonus from FoxMeyer and a $25,000 bonus from Ben Franklin.

     In Fiscal 1995, Mr. Butler and Mr. Estrin were each granted options for 800,000 shares of the Company's Common Stock, which options are exercisable over a four year period commencing on June 3, 1995, and each also accepted the offer of the Company's Board of Directors to receive a cash payment equal to the difference between the exercise price and the closing market price on October 26, 1994 with respect to the options for 440,000 shares of the Company's Common Stock granted to each of them in Fiscal 1993, or $935,000. In Fiscal 1995, Mr. Butler and Mr. Estrin were each granted options for 100,000 shares of Common Stock of FoxMeyer Canada and 50,000 shares of Ben Franklin Common Stock.

     In Fiscal 1994, Ben Franklin extended the expiration date (from April 27, 1997 to April 27, 2001) of options for 10,000 shares of Ben Franklin Common Stock held by each of Mr. Butler and Mr. Estrin and granted each of them additional options for 18,000 shares of Ben Franklin Common Stock. In Fiscal 1993, Mr. Butler and Mr. Estrin were each granted options for 50,000 shares of FoxMeyer Common Stock (which converted into options for 45,200 shares of the Company's Common Stock in connection with the FoxMeyer merger on October 12, 1994), and options for 50,000 shares of Ben Franklin Common Stock.

(E) Mr. Anderson serves as President and Chief Operating Officer of the Company but does not receive compensation from the Company in such capacity. Mr. Anderson also serves as President and Chief Operating Officer of FoxMeyer, which paid all of his compensation for services rendered in Fiscal 1995, 1994 and 1993. In Fiscal 1995, Mr. Anderson was granted options for 300,000 shares of the Company's Common Stock and 100,000 shares of FoxMeyer Canada Common Stock. In Fiscal 1993, Mr. Anderson was granted options for 24,000 shares of FoxMeyer Common Stock, which converted into options for 21,696 shares of the Company's Common Stock in connection with the FoxMeyer merger on October 12, 1994.

(F) Mr. McKee serves as Senior Vice President and Chief Financial Officer of the Company but does not receive compensation from the Company in such capacity. Mr. McKee also serves as Senior Vice President and Chief Financial Officer of FoxMeyer, which paid all of his compensation for services rendered in Fiscal 1995 and Fiscal 1994. In Fiscal 1994, Mr. McKee was granted options for 60,000 shares of FoxMeyer Common Stock, which converted into options for 54,240 shares of the Company's Common Stock in connection with the FoxMeyer merger on October 12, 1994.

(G) Mr. Massman serves as Vice President and Controller of the Company. Prior to July 1994, Mr. Massman was also the Director of Accounting of FoxMeyer, which paid all of his compensation for services rendered in Fiscal 1995, 1994 and 1993, except for $20,000 of his bonus in Fiscal 1995 and $5,000 of his bonus in Fiscal 1994 which were paid by the Company. In Fiscal 1995, Mr. Massman was granted options for 22,000 shares of the Company's Common Stock.

(H) Other annual compensation to this executive officer did not exceed the lesser of $50,000 or 10% of such executive officers's total salary and bonus for such fiscal year.

               REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE

     The Personnel and Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised of three directors: Mr. Sheldon W. Fantle, who is the Chairman, and Messrs. Paul M. Finfer and Alfred H. Kingon, all of whom are outside directors.

EXECUTIVE COMPENSATION

     Compensation for the Company's executive officers is comprised of base salary, annual incentive payments, including a long-term incentive plan, and long-term incentive awards in the form of stock option grants. The goal of the Company's executive compensation policy is to reward its executive officers for overseeing and managing the Company's operating subsidiaries, for their contributions towards long-term strategic planning and for improving long-term stockholder value. Decisions with respect to the compensation of the Co-Chief Executive Officers of the Company are made by the Compensation Committee. The Company generally does not pay any compensation (other than stock options) to the Company's other executive officers, whose salaries and bonuses are paid solely by FoxMeyer.

     FoxMeyer provides an executive compensation program that aims to reinforce FoxMeyer's overall business mission, strategies, values and objectives. The goals of FoxMeyer's executive compensation program are to motivate and reward its executive officers and other key employees to improve long-term stockholder value and to attract and retain high-quality executive talent. FoxMeyer's executive compensation program consists of base salary, annual and long-term incentive payments, Company stock options and employee benefits. FoxMeyer reviews its compensation programs periodically and compares its pay practices with other companies in the wholesale distribution business and with companies staffed with similarly-skilled executives. FoxMeyer's objective is to position total compensation at approximately the median of market pay for executives in similar positions. Annual incentive payments are based on the attainment of specific goals established each year. Long-term incentives, in the form of cash payments and stock option grants, are designed to reward sustained corporate performance over a three to five-year period.

     During the first fiscal quarter of each year, the Compensation Committee meets to review salary increases for the current year and incentive payments to be made in connection with the previous year's performance. The Compensation Committee also reviews the current fiscal year's business plan and establishes performance objectives for each FoxMeyer executive officer. Goals relating to FoxMeyer's financial performance, based on such factors as return on capital, pre-tax income or net income, are set as a primary component of executive incentive compensation. Individual performance objectives are also determined for officers and are weighted to reflect their respective functions, significance and contribution to FoxMeyer business goals. In making its decisions, the Compensation Committee receives recommendations from FoxMeyer's Co-Chief Executive Officers on senior executives and then meets privately (without the presence of management, including FoxMeyer's Co-Chief Executive Officers in relation to their compensation) to determine compensation for

FoxMeyer's Co-Chief Executive Officers. The Compensation Committee's decisions are based on input from FoxMeyer's human resources department, and periodically from outside advisors, to maintain the desired level of competitiveness and congruence with long-term company performance.

     During the year, the Compensation Committee receives periodic updates on FoxMeyer's operating results and the progress made by FoxMeyer's executive officers towards performance targets relevant to FoxMeyer's incentive programs. Discussions of management contribution and performance are held periodically.

CO-CHIEF EXECUTIVE OFFICERS

     During Fiscal 1995, the Company paid each of Messrs. Butler and Estrin, the Company's Co-Chief Executive Officers, a base salary of $387,507 (which amount includes a prorated increase during Fiscal 1995 in their annual salary to $400,000). This base salary was approved by the Board of Directors in January 1995, based upon the recommendation of the Compensation Committee (which had consulted with an outside advisor). See "EMPLOYMENT AGREEMENTS" below. For Fiscal 1995, the Board of Directors of the Company, based upon the recommendation of the Compensation Committee, awarded each Co-Chief Executive Officer a bonus of $650,000 for their management of the Company and their involvement in a number of financing and other transactions by the Company and FoxMeyer during Fiscal 1995, including the Company's purchase in October 1994 of the remaining outstanding shares of FoxMeyer; the completion of various financing transactions (including amendments to the financing and sale of FoxMeyer's trade receivables in November 1994), which provided FoxMeyer with greater liquidity at lower cost; and the presentment to the Company and FoxMeyer of a number of favorable investment opportunities. In determining the amount of the Co-Chief Executive Officers' bonuses for Fiscal 1995, the Compensation Committee took into consideration the aggregate compensation payable to them by the Company, FoxMeyer and Ben Franklin relative to their performance on behalf of the Company's stockholders.

     In Fiscal 1995, each Co-Chief Executive Officer received $331,254 from FoxMeyer for his services as Co-Chairman of the Board and Co-Chief Executive Officer of FoxMeyer. The Board of Directors of FoxMeyer (the "FoxMeyer Board") consisted of six members in Fiscal 1995, including Messrs. Butler and Estrin (who were also directors of the Company). Although Messrs. Butler and Estrin are members of the FoxMeyer Board, they do not participate in the determination of their annual compensation and bonuses to them. The $331,254 payment to each of Messrs. Butler and Estrin was approved by the FoxMeyer Board (without the participation of Messrs. Butler and Estrin) based upon the substantial, but not full-time services they were expected to render to FoxMeyer as Co-Chairmen of the Board, including financial and strategic planning and supervisory and managerial services. When they assumed the additional offices of Co-Chief Executive Officers of FoxMeyer in May 1993, there was no increase in the payments to Messrs. Butler and Estrin from FoxMeyer.

     The Board of Directors of Ben Franklin (the "Ben Franklin Board") consisted of seven members in Fiscal 1993, including Messrs. Butler, Estrin, Fantle and Kingon (who were also directors of the Company). Although Messrs. Butler and Estrin are members of the Ben Franklin Board, they do not participate in the determination of their annual fees, bonuses and the grant of Ben Franklin options to them. The Ben Franklin Board has approved (without the participation of Messrs. Butler and Estrin) the payment of $86,000 per annum to each of them for serving as Co-Chairman of the Board of Ben Franklin in which capacity each of them would render substantially the same services as those rendered to FoxMeyer.

                                            SHELDON W. FANTLE (CHAIRMAN)
                                            PAUL M. FINFER
                                            ALFRED H. KINGON

     The foregoing report is not incorporated by reference in any prior or future filings of the Company under the Securities Act of 1933, as amended (the "1933 Act"), or under the Securities Exchange Act of 1934, as amended (the "1934 Act"), directly or by reference to the incorporation of proxy statements of the Company, unless the Company specifically incorporates the report by reference, and the report shall not otherwise be deemed filed under such Acts.

          OPTION/SAR GRANTS IN FISCAL YEAR 1995 TO EXECUTIVE OFFICERS

     The following table provides information regarding the options granted by the Company and Ben Franklin to the Company's executive officers named in the Summary Compensation Table. FoxMeyer did not grant options in Fiscal 1995 to any of the Company's executive officers named in the Summary Compensation Table.

                                               INDIVIDUAL GRANTS
                             -----------------------------------------------------
                                           PERCENT OF
                                             TOTAL                                     POTENTIAL REALIZABLE
                                            OPTIONS/                                           VALUE
                             NUMBER OF        SARS                                    AT ASSUMED ANNUAL RATES
                             SECURITIES     GRANTED                                       OF STOCK PRICE
                             UNDERLYING        TO                                          APPRECIATION
                              OPTIONS/     EMPLOYEES     EXERCISE OR                    FOR OPTION TERM(A)
                                SARS       IN FISCAL     BASE PRICE     EXPIRATION    -----------------------
           NAME              GRANTED(#)       YEAR         ($/SH)          DATE         5%($)        10%($)
- ---------------------------  ----------    ----------    -----------    ----------    ----------   ----------
GRANTS BY THE COMPANY:
Abbey J. Butler............    800,000(B)    38.67%         18.25         06-03-99    $4,033,710   $8,913,446
Melvyn J. Estrin...........    800,000(B)    38.67%         18.25         06-03-99     4,033,710    8,913,446
Thomas L. Anderson.........    300,000(C)    14.50%         17.94         07-20-99     1,486,947    3,285,765
Edward L. Massman..........      2,000(D)      .09%         17.94         07-20-99         9,913       21,905
                                20,000(E)       .9%         14.94         11-28-99        92,466      476,210
GRANTS BY BEN FRANKLIN:
Abbey L. Butler............     50,000(F)    12.87%         3.875         12-06-04       121,848      308,787
Melvyn J. Estrin...........     50,000(F)    12.87%         3.875         12-06-04       121,848      308,787
GRANTS BY FOXMEYER CANADA:
Abbey J. Butler............    100,000(G)     15.6%          4.60         12-31-99       127,089      280,834
Melvyn J. Estrin...........    100,000(G)     15.6%          4.60         12-31-99       127,089      280,834
Thomas L. Anderson.........    100,000(G)     15.6%          4.60         12-31-99       127,089      280,834

- ---------------

(A) The potential realizable values set forth under these columns result from calculations assuming 5% and 10% growth rates as set by the Commission and are not intended to forecast future price appreciation of the Company's Common Stock or Ben Franklin Common Stock. The amounts reflect potential future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and Ben Franklin's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(B) One-fourth ( 1/4) of these options became exercisable on June 3, 1995, another 1/4 will become exercisable on June 3, 1996, another 1/4 will become exercisable on June 3, 1997, and the remaining 1/4 will become exercisable on June 3, 1998.

(C) One-third ( 1/3) of these options will become exercisable on July 20, 1995, another 1/3 will become exercisable on July 20, 1996, and the remaining 1/3 will become exercisable on July 20, 1997.

(D) One-half ( 1/2) of these options will become exercisable on July 20, 1995, and the remaining 1/2 will become exercisable on July 20, 1996.

(E) One-third ( 1/3) of these options will become exercisable on November 29, 1995, another 1/3 will become exercisable on November 29, 1996, and the remaining 1/3 will become exercisable on November 29, 1997.

(F) One-third ( 1/3) of these options will become exercisable on December 7, 1995, another 1/3 will become exercisable on December 7, 1996, and the remaining 1/3 will become exercisable on December 7, 1997.

(G) All of these options became exercisable on December 31, 1994.

      AGGREGATE OPTIONS/SAR EXERCISES IN FISCAL 1995 BY EXECUTIVE OFFICERS

     The following table provides information as to options exercised in Fiscal 1995 by each of the executives named in the Summary Compensation Table and the value of options for the Company's Common Stock held by such executives at Fiscal 1995 year end measured in terms of the last reported sale price for the shares of the Company's Common Stock on March 31, 1995 ($19.375, as reported on the New York Stock Exchange Composite Tape).

                                                                      NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                        OPTIONS/SAR'S AT              OPTIONS AT MARCH 31,
                                                                           FY-END(#)                       1995($)(B)
                             SHARES ACQUIRED    VALUE REALIZED    ----------------------------    ----------------------------
           NAME              ON EXERCISE(#)         ($)(A)        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ---------------------------  ---------------    --------------    -----------    -------------    -----------    -------------
Abbey J. Butler............      --                 (C)             122,040         822,600        $ 438,276      $1,006,624
Melvyn J. Estrin...........      --                 (C)             122,040         822,600          438,276       1,006,624
Thomas L. Anderson.........      --                 --              110,288         310,848          382,832         481,680
Peter B. McKee.............      --                 --               18,080          36,160          105,300         210,599
Edward L. Massman..........      --                 --                    0          22,000                0          91,570

- ---------------

(A) Market value on the date of exercise of shares covered by options exercised, less option price.

(B) Market value of shares covered by in-the-money options on March 31, 1995, less option price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

(C) On October 27, 1994, Mr. Butler and Mr. Estrin each accepted the offer of the Company's Board of Directors to receive a cash payment equal to the difference between the exercise price and the closing market price on October 26, 1994 with respect to the options for 440,000 shares of the Company's Common Stock granted to each of them in Fiscal 1993, or $935,000.

          LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR (A)

                                 NUMBER
                                   OF       PERFORMANCE
                                 SHARES,     OR OTHER
                                  UNITS       PERIOD              ESTIMATED FUTURE PAYOUTS UNDER
                                   OR          UNTIL                NON-STOCK PRICE-BASED PLANS
                                  OTHER     MATURATION     ---------------------------------------------
             NAME                RIGHTS      OR PAYOUT     THRESHOLD($)    TARGET($)(B)    MAXIMUM($)(C)
- -------------------------------  -------    -----------    ------------    ------------    -------------
Abbey J. Butler................     8.0%      3/31/97            0           $224,312        $ 659,925
  Co-Chairman of the Board and
  Co-Chief Executive Officer

Melvyn J. Estrin...............     8.0%      3/31/97            0            224,312          659,925
  Co-Chairman of the Board and
  Co-Chief Executive Officer

Thomas L. Anderson.............     9.0%      3/31/97            0            252,351          742,415
  President and Chief
  Operating Officer

Peter B. McKee.................     6.0%      3/31/97            0            168,234          494,944
  Senior Vice President and
  Chief Financial Officer

Edward L. Massman..............  2.25/3%      3/31/97            0             73,602          216,538
  Vice President and
  Controller

- ---------------

(A) In April 1993, FoxMeyer adopted a Long-Term Incentive Plan (the "LTIP") to motivate and reward sustained improvements in FoxMeyer's financial performance over a long-term period. Under the LTIP, the Compensation Committee is authorized to create, from time to time, pools to be funded by FoxMeyer ("performance pools") for the payment of incentive payments to participants in the LTIP upon the attainment by FoxMeyer of certain earnings and financial parameters. The Compensation Committee created the first performance pool in April 1993 to be funded by FoxMeyer based on the attainment of sustained annual growth in its earnings before taxes ("EBT") over a four-year period from Fiscal 1994 through Fiscal 1997, and may create subsequent performance pools thereafter. If FoxMeyer's EBT increases from year to year by at least 7.5%, a certain percentage of FoxMeyer's EBT (the "Multiplier") of the just completed fiscal year will be allocated to the existing performance pool(s). The Multiplier is 3% if growth in FoxMeyer's EBT equals 7.5% but is less than 15%; 4% if growth in EBT equals 15% but is less than 20%; 6% if growth in EBT equals 20% but is less than 25%; and 7% if growth in EBT is equal to or greater than 25%. If FoxMeyer's EBT declines from year to year, dollars will be deducted from the amount allocated to the performance pool(s) based on the same scale, except that in calculating the amount to be deducted the Multiplier will be applied to the higher of FoxMeyer's EBT target that year or the actual EBT. Depending on the extent of any decline in EBT in subsequent years, individuals previously granted shares in the performance pool(s) could ultimately not receive any payments under the LTIP. In addition, if another performance pool is created under the LTIP, amounts to be allocated to the pre-existing performance pool(s) subsequent thereto may be adjusted based upon terms and conditions to be established at such time by the Compensation Committee.

     FoxMeyer's EBT target for Fiscal 1994 was $46.1 million, which also served as the EBT starting point. Because FoxMeyer achieved its Fiscal 1994 EBT target, 2.5% of FoxMeyer's actual EBT for Fiscal 1994 (which was $46.8 million) was initially allocated to the first performance pool. Because FoxMeyer's actual EBT for Fiscal 1995 declined, the balance of the amount of the first performance pool has been reduced to zero.

     Messrs. Butler and Estrin were each awarded an 8% share of the initial performance pool in their capacities as Co-Chairmen of the Board and Co-Chief Executive Officers of FoxMeyer. Mr. Anderson was awarded 9% of the initial performance pool in his capacity as President and Chief Operating Officer of FoxMeyer. Mr. McKee was awarded 6% of the initial performance pool in his capacity as Senior Vice President and Chief Financial Officer of FoxMeyer. Mr. Massman was awarded a 2.25% prorated share of the initial performance pool and 3% of subsequent performance pools in his capacity as Vice President and Controller of FoxMeyer. The first payouts from the initial performance pool may be made after the end of Fiscal 1995 (of up to 50% of the aggregate amount accumulated therein) and the final payouts will be made after the end of Fiscal 1997.

(B) These amounts are provided for illustrative purposes only and are calculated based on each individual's share in the performance pools and assumes that, after Fiscal 1995, FoxMeyer's EBT will grow by a factor of 7.5% each year, with the starting point equal to Fiscal 1995 EBT exclusive of extraordinary items. Based on an assumed EBT growth rate of 7.5% each year, $1,351,275 would be allocated by FoxMeyer to the performance pools for Fiscal 1996 and $1,452,621 for Fiscal 1997, resulting in a hypothetical aggregate amount allocated to the performance pools by the end of Fiscal 1997 of $2,803,896. There can be no assurances that the EBT growth reflected in the amounts set forth in this table will be achieved by FoxMeyer.

(C) These amounts are provided for illustrative purposes only and are calculated based on each individual's share in the performance pools and assumes that, after Fiscal 1995, FoxMeyer's EBT will grow by a factor of 25% each year, with the starting point equal to Fiscal 1995 EBT exclusive of extraordinary items. Based on an assumed EBT growth rate of 25% each year, $3,666,250 would be allocated by FoxMeyer to the performance pools for Fiscal 1996 and $4,582,812 for Fiscal 1997, resulting in a hypothetical aggregate amount allocated to the performance pools by the end of Fiscal 1997 of $8,249,062. There can be no assurances that the EBT growth reflected in the amounts set forth in this table will be achieved by FoxMeyer.

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Common Stock, the Standard & Poor's 500 Index and an index of peer companies selected by the Company (the "Peer Group Index") for the Company's last five fiscal years. The graph assumes that the value of the investment in the Common Stock and in each index was $100 on April 1, 1990, and that all dividends were reinvested.

     The Company has two operating subsidiaries: FoxMeyer, in which the Company owns 100% of the outstanding shares and which contributed approximately 93% of the Company's net sales in Fiscal 1995, and Ben Franklin, in which the Company owns approximately 67% of the outstanding shares and which contributed approximately 7% of the Company's net sales in Fiscal 1995. The Peer Group Index shown on the performance graph (which is weighted on the basis of market capitalization) consists of the Company and Ben Franklin; the following companies which are engaged primarily in the wholesale drug distribution business: Bergen Brunswig Corporation, Bindley Western Industries, Inc., Cardinal Health, Inc., D&K Wholesale Drug, Inc., Krelitz Industries, Inc., McKesson Corporation, Moore Medical Corporation and Owens & Minor, Inc.; and the following companies which are engaged primarily in the sale of variety and crafts merchandise: Ambers Stores, Inc. and Michaels Stores, Inc.

      Measurement Period                          S&P 500 In-     Peer Group
    (Fiscal Year Covered)         The Company         dex            Index
4/1/90                                  100.00          100.00          100.00
1991                                     93.89          114.41          117.44
1992                                     81.68          127.05          122.47
1993                                     79.67          146.39          146.25
1994                                     98.06          148.55          189.94
1995                                    118.74          171.68          320.87

     The Peer Group Index increased substantially in Fiscal 1995 primarily due to a one-time extraordinary dividend distribution made by McKesson Corporation in December 1994.

     The foregoing graph is not incorporated in any prior or future filings of the Company under the 1933 Act or the 1934 Act, directly or by reference to the incorporation of proxy statements of the Company, unless the Company specifically incorporates the graph by reference, and the graph shall not otherwise be deemed filed under such Acts.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the 1934 Act ("Section 16(a)"), requires the Company's directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities ("10% Owners") to file reports of beneficial ownership of the Company's securities and changes in such beneficial ownership with the Commission. Directors, executive officers and 10% Owners are also required by rules promulgated by the Commission to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of the copies of the forms filed pursuant to
Section 16(a) furnished to the Company, or written representations that no year-end Form 5 filings were required for transactions occurring during Fiscal 1995, the Company believes that its directors, executive officers and 10% Owners complied with Section 16(a) filing requirements applicable to them during Fiscal 1995.

                             EMPLOYMENT AGREEMENTS

     Effective February 27, 1995, each of the Company, FoxMeyer and Ben Franklin, entered into employment agreements with Messrs. Butler and Estrin pursuant to which they each agreed to serve as Co-Chairmen and Co-Chief Executive Officers of the Company, FoxMeyer and Ben Franklin for a rolling three-year term at a minimum annual base salary of $350,000, $400,000 and $108,000, respectively, subject to periodic increases by the respective Board of Directors. Under the terms of the agreements, Messrs. Butler's and Estrin's minimum annual base salaries may not be less than their annual base salaries as of February 27, 1995 (which are the amounts indicated above). If either Mr. Butler's or Mr. Estrin's employment with the Company, FoxMeyer or Ben Franklin is terminated for any reason other than for cause, Mr. Butler or Mr. Estrin, as the case may be, will be entitled to receive from the relevant company, monthly severance payments equivalent to his monthly base salary and any bonus awards which otherwise would have been paid during the term of the agreements. The Co-Chief Executive Officers are also entitled to participate in the benefits generally available to senior executives of the Company and to receive such other amounts as the Board of any other entity controlled by the Company may authorize. For additional compensation received by Messrs. Butler and Estrin, see the Summary Compensation Table and Note D thereto.

     Mr. Anderson, the President, Chief Operating Officer and a director of the Company, has an employment agreement with FoxMeyer in his capacity as President and Chief Operating Officer of FoxMeyer, which expires on August 9, 1997. Under the terms of the agreement, Mr. Anderson's minimum annual base salary may not be less than his annual base salary as of August 10, 1994 (which was $400,000 per annum). If Mr. Anderson's employment with FoxMeyer is terminated for any reason other than for cause, Mr. Anderson will be entitled to receive monthly severance payments equivalent to his monthly base salary in effect at the time of termination for a period equal to the longer of the remaining term of his employment agreement or twenty-four months.

     Mr. McKee, the Senior Vice President and Chief Financial Officer of the Company, has an employment agreement with FoxMeyer in his capacity as Senior Vice President and Chief Financial Officer of FoxMeyer which expires on January 31, 1997. Under the terms of the agreement, Mr. McKee's minimum annual base salary may not be less than his annual base salary as of January 31, 1995 (which was $205,000 per annum). If Mr. McKee's employment with FoxMeyer is terminated for any reason other than for cause, Mr. McKee will be entitled to receive monthly severance payments equivalent to his monthly base salary in effect at the time of termination for a period equal to the longer of the remaining term of his employment agreement or eighteen months.

     Mr. Rogan, the Senior Vice President, General Counsel and Secretary of the Company, has an employment agreement with FoxMeyer in his capacity as Senior Vice President, General Counsel and Secretary of FoxMeyer which expires on January 31, 1997. Under the terms of the agreement, Mr. Rogan's minimum annual base salary may not be less than his annual base salary as of January 31, 1995 (which was $180,000 per annum). If Mr. Rogan's employment with FoxMeyer is terminated for any reason other than for cause, Mr. Rogan will be entitled to receive monthly severance payments equivalent to his monthly base salary in effect at the time of termination for a period equal to the longer of the remaining term of his employment agreement or eighteen months.

                      OWNERSHIP OF COMMON STOCK OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of June 1, 1995 with respect to the beneficial ownership of Common Stock by (i) persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) all directors and nominees for election as directors of the Company, (iii) each of the executive officers of the Company, and (iv) all directors and executive officers as a group.

     The number of shares of Common Stock beneficially owned by each individual set forth below is determined under rules of the Securities and Exchange Commission (the "Commission") and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares which an individual presently, or within 60 days of the date of the Annual Meeting, has the right to acquire through the exercise of any stock option or other right. Unless otherwise indicated, each individual has sole voting and investment power (or shares such powers with his spouse) with respect to the shares of Common Stock set forth in the following table.

                                                               NUMBER OF SHARES     PERCENTAGE OF
                    NAME AND ADDRESS(1)                        OF COMMON STOCK       OUTSTANDING
                    OF BENEFICIAL OWNER                       BENEFICIALLY OWNED     SHARES(13)
- -----------------------------------------------------------   ------------------    -------------
The Centaur Group..........................................        3,777,000(2)          21.6%
  c/o Centaur Partners IV
  17 Battery Place, Suite 709
  New York, New York 10004

DIRECTORS AND NOMINEES FOR DIRECTORS
  (INCLUDING THOSE WHO ARE ALSO EXECUTIVE OFFICERS):
  Abbey J. Butler..........................................        4,203,295(2)(3)       24.0%
  Melvyn J. Estrin.........................................        4,122,181(2)(4)       23.6%
  Thomas L. Anderson.......................................          223,848(5)           1.3%
  Sheldon W. Fantle........................................           33,272(6)           (14)
  Paul M. Finfer...........................................           32,729(7)           (14)
  Alfred H. Kingon.........................................           17,000(8)           (14)
  William G. Tull..........................................           22,712(9)           (14)

EXECUTIVE OFFICERS:
  Peter B. McKee...........................................           18,984(10)          (14)
  Kevin J. Rogan...........................................            6,667(11)          (14)
  Edward L. Massman........................................            1,000(12)          (14)
All Directors and Executive Officers as a Group (10
  persons).................................................        4,904,688(15)         28.0%(15)
State of Wisconsin Investment Board(16)....................        2,376,867             13.6%

- ---------------

 (1) The business address of each of the persons listed above is c/o FoxMeyer Health Corporation, 1220 Senlac Drive, Carrollton, Texas 75006.

 (2) The Centaur Group is comprised of Messrs. Butler and Estrin, Centaur Partners IV, a New York general partnership ("Centaur IV"), Estrin Equities Limited Partnership, a Maryland limited partnership ("Estrin Equities"), and Butler Equities II, L.P., a Delaware limited partnership ("Butler Equities"). The general partners of Centaur IV are Estrin Equities and Butler Equities. Mr. Estrin owns 69.8% of the outstanding capital stock of Human Service Group, Inc., a Delaware corporation ("Human Service"), subject to a dispute involving ownership of approximately 9% of the shares of Human Service. Human Service owns all of the capital stock of HSG Acquisition Co., a Delaware corporation ("HSG"). HSG and MJE, Inc., a Virginia corporation controlled by Mr. Estrin, are the general partners of Estrin Equities.

     Mr. Butler owns all of the outstanding capital stock of AB Acquisition Corp., a Delaware corporation ("AB Acquisition"). AB Acquisition is the sole general partner of Butler Equities.

     The Centaur Group in the aggregate holds 3,777,000 shares of Common Stock. These shares are held directly by the persons and entities described above as follows: Mr. Butler, none; Mr. Estrin, 392,375; Centaur IV, 1,000 shares; Estrin Equities, 1,495,625 shares; and Butler Equities, 1,888,000 shares. Pursuant to the terms of the Centaur IV partnership agreement, neither Estrin Equities nor Butler Equities may acquire or dispose of shares of Common Stock without the consent of Centaur IV. In addition, pursuant to the Centaur IV partnership agreement, Estrin Equities and Butler Equities must vote all shares of Common Stock owned by each such entity as directed by Centaur IV. Accordingly, Centaur IV, which directly holds 1,000 shares, may be deemed to share the power to direct the voting and disposition of the 1,495,625 and the 1,888,000 shares held by each of Estrin Equities and Butler Equities, respectively.

     Estrin Equities has designated Mr. Estrin and Butler Equities has designated Mr. Butler to act as a "Coordinating Person" pursuant to the Centaur IV partnership agreement. Messrs. Estrin and Butler, acting together, manage the affairs of Centaur IV and have the authority to make all decisions concerning Centaur IV's interest in the Common Stock.

     Estrin Equities disclaims beneficial ownership of the shares of Common Stock owned by Butler Equities and Mr. Butler individually, and Butler Equities disclaims beneficial ownership of the shares of Common Stock owned by Estrin Equities and Mr. Estrin individually.

 (3) In addition to his beneficial ownership of Common Stock through The Centaur Group, Mr. Butler holds 78,600 shares of Common Stock directly, which shares were converted from 86,948 shares of FoxMeyer Common Stock in connection with the FoxMeyer merger on October 12, 1994, and 3,055 shares of Common Stock through his participation in the FoxMeyer Employees' Savings and Profit Sharing Program (the "FoxMeyer 401(k) Plan"). Mr. Butler also holds options to purchase 344,640 shares of Common Stock which are presently exercisable or exercisable within 60 days of the Annual Meeting, all of which shares and options represent less than 2.4% of the outstanding Common Stock. Mr. Butler also holds options to purchase 600,000 additional shares of the Company's Common Stock which are not reflected in the table above because such options are not presently exercisable or exercisable within 60 days of the Annual Meeting. Mr. Butler also holds options to purchase 50,000 shares of Ben Franklin Common Stock which are presently exercisable or exercisable within 60 days of the Annual Meeting and which represent less than 1% of the outstanding Ben Franklin Common Stock.

 (4) In addition to his beneficial ownership of Common Stock through The Centaur Group, Mr. Estrin holds 541 shares of Common Stock through his participation in the FoxMeyer 401(k) Plan. Mr. Estrin is also a co-trustee for two trusts which hold an aggregate of 18,080 shares of Common Stock (the beneficial ownership of which he disclaims), and he holds options to purchase 344,640 shares of Common Stock which are presently exercisable or exercisable within 60 days of the Annual Meeting, all of which shares and options represent less than 2% of the outstanding Common Stock. Mr. Estrin also holds options to purchase 600,000 additional shares of the Company's Common Stock which are not reflected in the table above because such options are not presently exercisable or exercisable within 60 days of the Annual Meeting. Mr. Estrin is also a co-trustee for two trusts which hold an aggregate of 10,000 shares of Ben Franklin Common Stock (the beneficial ownership of which he disclaims) and he holds options to purchase 50,000 shares of Ben Franklin Common Stock which are presently exercisable or exercisable within 60 days of the Annual Meeting, which shares and options represent less than 1% of the outstanding Ben Franklin Common Stock.

 (5) Mr. Anderson holds 2,712 shares of Common Stock, which converted from 3,000 shares of FoxMeyer Common Stock in connection with the FoxMeyer merger on October 12, 1994, and options to purchase 221,136 shares of Common Stock which are presently exercisable or exercisable within 60 days of the Annual Meeting, which shares and options represent less than 1.3% of the outstanding Common Stock.

 (6) Mr. Fantle holds 904 shares of Common Stock, which converted from 1,000 shares of FoxMeyer Common Stock in connection with the FoxMeyer merger on October 12, 1994, and options to purchase 32,368 shares of Common Stock which are presently exercisable or exercisable within 60 days of the Annual Meeting, which shares and options represent less than 1% of the outstanding Common Stock.

 (7) Mr. Finfer holds 361 shares of Common Stock, which converted from 400 shares of FoxMeyer Common Stock in connection with the FoxMeyer merger on October 12, 1994, and options to purchase 32,368 shares of Common Stock which are presently exercisable or exercisable within 60 days of the Annual Meeting, which shares and options represent less than 1% of the outstanding Common Stock.

 (8) Mr. Kingon holds options to purchase 17,000 shares of Common Stock which are presently exercisable or exercisable within 60 days of the Annual Meeting.

 (9) Mr. Tull holds 5,712 shares of Common Stock, 2,712 of which converted from 3,000 shares of FoxMeyer Common Stock in connection with the FoxMeyer merger on October 12, 1994, and options to purchase 17,000 shares of Common Stock which are presently exercisable or exercisable within 60 days of the Annual Meeting, which shares represent less than 1% of the outstanding Common Stock.

(10) Mr. McKee shares beneficial ownership with his child of 904 shares of Common Stock, which converted from 1,000 shares of FoxMeyer Common Stock in connection with the FoxMeyer merger on October 12, 1994, and options to purchase 18,080 shares of Common Stock which are presently exercisable or exercisable within 60 days of the Annual Meeting, which shares and options represent less than 1% of the outstanding Common Stock.

(11) Mr. Rogan holds options to purchase 6,667 shares of Common Stock which are presently exercisable or exercisable within 60 days of the Annual Meeting.

(12) Mr. Massman holds options to purchase 1,000 shares of Common Stock which are presently exercisable or exercisable within 60 days of the Annual Meeting.

(13) Percentages are based on 16,448,761 shares outstanding as of the Record Date, plus 1,034,899 shares that are subject to options which are presently exercisable, or exercisable within 60 days of the Annual Meeting, held by all directors and executive officers of the Company as a group under the Company's 1987 Restated Stock Option and Performance Award Plan.

(14) Indicates less than 1%.

(15) Includes (a) 3,777,000 shares of Common Stock held by members of The Centaur Group, (b) 92,789 shares of Common Stock owned by directors and executive officers of the Company, and (c) 1,034,899 shares of Common Stock that are subject to options which are presently exercisable, or exercisable within 60 days of the Annual Meeting, held by directors and executive officers of the Company.

(16) The address of the State of Wisconsin Investment Board ("SWIB") is 121 E. Wilson Street, Madison, Wisconsin 53707. SWIB provided information regarding its stock ownership in the Company as of December 31, 1994.

                              CERTAIN TRANSACTIONS

     National Intergroup Realty Corporation ("Realty"), National Intergroup Realty Development, Inc. ("Development") and National Intergroup Realty Funding, Inc. ("Funding") are wholly-owned subsidiaries of the Company engaged primarily in the activity of buying, holding, operating and disposing of real estate assets put up for bid by the Resolution Trust Corporation and other financial institutions.

     The business activities of Realty, Development and Funding are typically conducted through joint ventures (the "Joint Ventures") in which Realty, Development or Funding holds a general partner's interest. The managing general partner of each of the Joint Ventures is an affiliate of The Bernstein Companies, a real estate development firm based in Washington, D.C.

     Mr. Estrin, who is Chairman and the Co-Chief Executive Officer of the Company, is a director of Realty, Development and Funding. Mr. Estrin is the brother of Wilma E. Bernstein and the brother-in-law of Stuart A. Bernstein, owners of The Bernstein Companies.

     For Fiscal 1995, the annual return on the investments of Realty, Development and Funding in the Joint Ventures was approximately 29%. As of March 31, 1995, approximately $6,441,378 remained invested by Realty, Development and Funding in the Joint Ventures.

     One of the Joint Ventures holds a $2,770,000 note issued by RCHLP Limited Partnership and secured by a hotel property in Bethesda, Maryland. The general partner of RCHLP Limited Partnership is Z Investors, Inc., a corporation owned by Mr. Stuart A. Bernstein. Mr. Bernstein personally guarantees the note.

     Oceanside Enterprises, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Oceanside"), currently owns certain real property and improvements located in Clarke County, Virginia (the "Property") acquired by Oceanside through a November, 1994 foreclosure on a $2,600,000 note purchased by Oceanside in August, 1994 for $2,100,000. Oceanside acquired the right to purchase the note from FWB Bancorporation, a Maryland corporation ("FWB"), in August, 1994 with the intention of acquiring the Property through foreclosure. In May, 1995, Oceanside entered into a contract for a sale of a major portion of the Property for $3,000,000. The contract requires, and Oceanside anticipates, that the sale will be consummated on or before July 31, 1995. The terms of the agreement between Oceanside and FWB with respect to the Property entitle FWB to receive a percentage of the sales proceeds from the Property, such percentage to be calculated only after Oceanside has received the entire amount of its original investment plus a preferred return of 15%. Mr. Butler and Mr. Estrin, Co-Chairman of the Board and Co-Chief Executive Officers of the Company, are members of the Board of Directors of Oceanside. Messrs. Butler and Estrin are also significant owners of FWB capital stock, and serve as directors and members of the Executive Committee of FWB.

                                    GENERAL

     As of the date of this Proxy Statement, management does not intend to present at the Annual Meeting, and has no knowledge that others will present, any matters other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matters should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote on such matters in accordance with their own judgment.

     Deloitte & Touche served as independent auditors for the Company for the fiscal year ended March 31, 1995 and will continue in that capacity for the fiscal year ending March 31, 1996. Representatives of Deloitte & Touche will be present at the Annual Meeting. It is not expected that such representatives will make a statement at the Annual Meeting, but they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

     Proxies in the form enclosed are solicited by or on behalf of the Board of Directors. The Company will bear the cost of preparing, assembling and mailing material in connection with this solicitation of proxies and may reimburse persons holding stock in their names or those of their nominees for their expenses in sending solicitation material to their principals.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING STAMPED AND ADDRESSED ENVELOPE.

                 STOCKHOLDER NOMINATIONS AND PROPOSALS FOR 1996

     Stockholders intending to submit names of nominees for election to the Board of Directors at any annual meeting must comply with Section 12A of the Company's By-laws which requires, among other things, notice to the Secretary of the Company 45 days in advance of such meeting.

     Any proposals intended to be presented to stockholders at the Company's 1996 Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statement for such annual meeting by March 1, 1996.




                                            /s/ KEVIN J. ROGAN
                                            KEVIN J. ROGAN
                                            Secretary

Carrollton, Texas
June 30, 1995

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


                  FOR     WITHHELD
1. Election of    / /       / /      NOMINEES: Paul M. Finfer      2. In their discretion, the Proxies are authorized to vote upon
   Directors:                                  Alfred H. Kingon       such other business as may properly be presented to the
                                                                      meeting or any adjournment thereof.
For, except vote WITHHELD from the following nominee(s):


________________________________________________________







SIGNATURE ______________________________________________   DATE _______________
The signature should agree with the name on your stock certificate. If acting as attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly , each stockholder should sign.




                                     PROXY

                          FOXMEYER HEALTH CORPORATION
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 8, 1995

        The undersigned, a stockholder of Foxmeyer Health Corporation (the "Corporation"), hereby constitutes and appoints Abbey J. Butler and Melvyn J. Estrin and each of them, as the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution and revocation in each of them, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 9:00 a.m. on August 8, 1995, and at any and all adjournments or postponements thereof, with authority to vote all shares held or owned by the undersigned in accordance with the direction indicated herein.

        Receipt of the Notice of Annual Meeting of Stockholders dated June 30, 1995 and the Proxy Statement furnished therewith is hereby acknowledged.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1 AND PURSUANT TO ITEM 2.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

               (Continued and to be signed on the reverse side)
                                                                    -----------
                                                                    SEE REVERSE
                                                                       SIDE
                                                                    -----------